Exhibit 10.6

Master Services Agreement

between

AssetMark

and

Consultant

This Master Services Agreement is effective as of the “Effective Date” specified on the signatures page of this Master Services Agreement and is between AssetMark, Inc., or the AssetMark Affiliate identified on the signature page (“AssetMark”) and the individual or entity identified on the signature page (each a “Party”).

In consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	Master Agreement; Statements of Work.

(a) Agreement Structure. This is a Master Services Agreement (“MSA”) containing terms and conditions to be applicable to one or more written Statements of Work (“SOWs”), which may be in the form attached hereto. Each SOW shall specify services and any deliverables to be provided by Consultant (such services and deliverables together, the “Services”), applicable fees, term for which Services shall be provided and, if any, the specifications, service levels and project timelines, as well as any requirements which are in addition to the general provisions of this Agreement. Collectively, the MSA and each SOW are the Agreement.

(b) Parties to SOWs. Services purchased under this MSA with a SOW may be used by AssetMark on behalf of itself and for the benefit of all its Affiliates. Additionally, any AssetMark Affiliate may purchase Services directly by executing its own SOW, without the need to execute a separate Master Services Agreement. In such case, each SOW shall be deemed, upon its execution, to incorporate the terms and conditions of this MSA and shall constitute a separate, distinct and independent contract between Consultant and the signing Affiliate, and references to “AssetMark” in this MSA shall be read to refer to the AssetMark Affiliate, and the Assetmark Affiliate that signs the SOW shall be solely responsible for payment with respect to such Services and performance of the terms of the MSA and SOW.

“Affiliate” means a legal entity controlled by, controlling or under direct or indirect common control with AssetMark. For purposes of this definition, “control” means (x) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other equity interests of an entity (or if outside the United States and a foreign investor is not permitted to own more than fifty percent (50%), the maximum percent ownership allowed for a foreign investor), or (y) the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of an entity, whether through the ownership of voting securities, by contract, or otherwise.

(c) Relationship of Agreement and SOWs. Nothing contained in this Agreement alone shall constitute a commitment by AssetMark to purchase Services. Such a commitment shall arise only from a fully executed SOW. No SOW shall be effective unless signed by the Parties. A SOW may contain terms and conditions in addition to those in this MSA. However, if a SOW contains terms or conditions that directly conflict with the body of this MSA, the provisions in the body of this MSA shall control, unless the SOW expressly provides that such conflicting term or condition supersedes this MSA. Such additional or different terms or conditions shall be applicable only to the SOW in which they are contained.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

2.	Term and Termination.

(a) Term of MSA. This MSA shall remain in effect for the term of each applicable SOW. Each SOW shall commence as of the Commencement Date defined in such SOW, but no later than when Consultant begins to provide Services under the Agreement, and shall continue for the term and renewal periods (if any) set forth in such SOW. Termination of any one or more SOWs shall not constitute a termination of this Agreement if any remaining SOWs are not terminated. AssetMark may terminate this Agreement, including any or all outstanding SOWs, immediately upon Consultant’s breach of Section 5 (Confidentiality and Intellectual Property), upon the willful misconduct or grossly negligent conduct of Consultant, or upon any violation by Consultant of AssetMark’s Code of Conduct or other policies provided Consultant. Either party may terminate this Agreement or a relevant SOW in the event the other party materially breaches this Agreement or SOW and fails to cure the breach within thirty (30 days’ notice from the non-breaching party.

(b) Termination of SOWs. A SOW shall continue until the Services or project specified in the SOW are completed or until either Party terminates the SOW. Either Party to a SOW may terminate such SOW with 14 days prior written notice to the other Party unless another notice period is specified in the SOW.

3.	Services.

(a) Services. Consultant agrees to provide the Services. Time is of the essence in Consultant’s performance of the Services.

(b) Independent Parties. The Parties are independent contractors to each other. Nothing herein shall be construed to create a relationship between the Parties in the nature of a profit sharing, partnership, joint venture, principal/agent, employment, or any other relationships which might impose liability on any Party hereto for its past, present, or future debts, liabilities, obligations, acts or omissions. Neither Party shall have the power to obligate or bind the other Party in any manner whatsoever, except to the extent herein specifically provided. Consultant will determine in its discretion, the methods, details and means of performing the Services hereunder, subject to the review and approval by AssetMark to ensure deliverables are being met. Consultant shall be free at all times to arrange the time and manner of performance of the Services to be rendered and will not be expected to maintain a schedule of duties or assignments, other than as specified in the applicable SOW.

(c) Rights in Work Product. AssetMark shall retain ownership of (i) all materials, ideas, concepts, inventions, discoveries, improvements, plans, product names, proprietary information, documents, data, programs, compilations, reports, training materials, research techniques, data and results, designs and specifications, or any other objects produced as a result of Consultant’s work under this Agreement or delivered by Consultant in the course of performing the Services (the “Work Product”); and (ii) all copyright, patent, trademark, trade secrets and other proprietary rights in and to the Work Product. All Work Product shall be considered work(s) for hire, as that term is defined in Section 101 of Title 17 of the United States Code, by Consultant for AssetMark and shall belong exclusively to AssetMark. Further, Consultant hereby irrevocably assigns and transfers to AssetMark all ownership of such Work Product, including all related intellectual property rights. AssetMark may obtain and hold in its own name copyrights, registrations and other protection that may be available to Consultant. At no additional charge to AssetMark, Consultant agrees to provide any assistance required to perfect such protection and to take such further actions and execute and deliver such further agreements and other instruments as AssetMark may reasonably request to give effect to this section and Agreement. Consultant may include in the Work Product pre-existing work or materials (the“Pre-Existing Work”) only to the extent that they are provided by Consultant or are owned or licensed by Consultant without restriction and are expressly identified in the applicable SOW. To the extent any Pre-Existing Work is included in the Work Product or otherwise furnished in connection with the Services,

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

Consultant hereby grants to AssetMark an irrevocable, perpetual, nonexclusive, worldwide royalty-free, fully paid-up right and license to use, execute, reproduce, perform and distribute copies of, prepare derivative works based upon, and otherwise exploit such work and materials and the right to authorize others to do any of the foregoing. Consultant agrees that it will not provide to its other clients and customers, nor use in the course of later engagements, the specific Work Product created and delivered to AssetMark pursuant to this Agreement, nor any other materials containing any Confidential Information (as defined by the Confidentiality provisions of this Agreement). Any such use shall constitute a material, non-curable breach of this Agreement. Unless expressly authorized in a SOW, Consultant shall not furnish any intellectual property owned, licensed, or otherwise provided by a third party, including, but not limited to any open source software.

(d) Consultant Conduct. Consultant shall comply with AssetMark’s or an Affiliate’s guidelines, policies and rules applicable to consultants, vendors, suppliers, contractors or other individuals who provide goods or services, including without limitation, AssetMark’s Standards of Business Conduct for Suppliers and Contingent Workers and that AssetMark may screen Consultant or Consultant personnel against government-restricted lists and/or that Consultant provide, at its expense, annual criminal background checks and/or drug screenings.

(e) Removal of Supplier Personnel. Upon written notice to Consultant by AssetMark, Consultant shall promptly remove any Consultant employee or agent who is not providing Services in accordance with the Agreement. In such event, Consultant shall promptly provide qualified replacement personnel and shall pay the costs attributable to familiarizing such personnel with the Services.

(f) Notice of Labor Disputes. Consultant shall promptly notify AssetMark of any and all pending labor complaints, disputes or controversies involving any of Consultant employees or agents providing Services pursuant to this Agreement and shall regularly report to AssetMark the progress and status thereof. Consultant shall use all reasonable efforts to resolve any such complaint, dispute or controversy.

(g) Future Services. Notwithstanding anything in this Agreement to the contrary and regardless of termination of this Agreement, Consultant agrees to make the Services available when and to the extent required by AssetMark to complete the Services or project or to provide follow-up support for any work or projects to which Consultant at any time materially contributed pursuant to this Agreement.

(h) No Exclusivity. This Agreement is nonexclusive, and AssetMark may contract with other entities to perform services related to or within the terms of any SOW. Consultant may contract to provide services to others only to the extent that such does not conflict with the provision of Services under this Agreement and SOW, including without limitation Section 3(c) (Rights in Work Product) and Section 5 (Confidential Information and Intellectual Property), and does not create conflicts of interests.

4.	Compensation.

(a) Compensation. In consideration of the Services to be provided by Consultant, AssetMark or the Affiliate executing the SOW, shall pay Consultant the compensation expressly specified in the SOW. Consultant shall submit a monthly invoice in arrears, with supporting documentation in a format acceptable to AssetMark, including, if necessary to support payment of the compensation, the nature of the tasks performed, the time spent on each task and the charges for each task. Upon receipt of the invoice, a representative of AssetMark shall review the invoice and confirm its accuracy and pay all amounts not in dispute within 30 days of the date of the invoice. If AssetMark has objection to any items in the invoice, AssetMark need not pay the amounts in dispute but shall work diligently with Consultant to resolve any disputed amounts. Unless otherwise stated in a SOW or agreed by the parties in writing, there are no other fees to be paid by AssetMark to Consultant in connection with this Agreement. Any work performed by Consultant and not specifically authorized by AssetMark in writing shall be considered gratuitous and Consultant shall have no right or claim whatsoever to any form of compensation.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

(b) Acceptance of Deliverables. When Consultant has completed a Service and/or Deliverable, it will notify AssetMark in writing. AssetMark will have thirty (30) days (or another period as may be expressly set forth in a Statement of Work) from receipt of the notice to test the Service and/or Deliverable (the “Testing Period”) to determine whether they comply in all material respects with the requirements of this Agreement and any applicable Statement of Work (the “Specifications”). Upon completion of AssetMark’s review and testing, AssetMark will notify Consultant whether it has accepted the Services and/or Deliverables (“Accept”) or whether it has identified discrepancies with the Specifications (“Reject”). If AssetMark Rejects a Service and/or Deliverable, AssetMark will provide a written list of items that must be corrected. On receipt of AssetMark’s notice, Consultant will promptly commence, at no additional charge to AssetMark, all reasonable efforts to complete, as quickly as possible, the necessary corrections, repairs and modifications to the Services and/or Deliverables as will permit them to be ready for retesting, but in no event will the corrective measures exceed twenty (20) days (or another period as may be agreed upon by the Parties in writing) from receipt of AssetMark’s notice. The testing and evaluation process will resume, as described above, with AssetMark having an additional Testing Period. If AssetMark determines that the Services and/or Deliverables, as revised, still do not comply in all material respects with the Specifications, AssetMark may either (1) afford Consultant the opportunity to repeat the correction and modification process as set forth above at no additional cost or charge to AssetMark, or (2) depending on the nature and extent of the failure in AssetMark’s sole judgment, terminate the relevant Statement(s) of Work. The foregoing procedure will be repeated until the Services and/or Deliverables materially conform to the Specifications, or AssetMark elects to terminate the Statement(s) of Work as provided above. If AssetMark terminates a Statement of Work, Consultant will pay to AssetMark, within ten (10) business days of written notice of termination, all sums paid to Consultant by AssetMark under this Agreement for the Services and/or Deliverables as to which the termination applies. If Consultant fully performs by making complete reimbursement to AssetMark as provided herein, the reimbursement remedy will be AssetMark’s sole remedy and will preclude any other remedy available under this Agreement or at law or in equity for failure of acceptance testing.

(c) Payment. Consultant shall invoice AssetMark monthly in arrears unless otherwise expressly specified in the applicable SOW. AssetMark shall pay undisputed charges within thirty (30) days of Company’s receipt of a correct invoice.

(d) Expenses; Travel. Unless otherwise provided in any SOW, each Party shall be responsible for its own costs and expenses incurred in performance of the Agreement. If Consultant travels upon the request of AssetMark, AssetMark’s Reimbursable Expense and Billing Policy, which may be amended by AssetMark upon notice to Consultant, shall apply.

(e) Taxes; No Employee Benefits. AssetMark shall not be responsible for paying or reporting any federal or state income tax withholding, social security taxes or unemployment insurance applicable to Consultant. Consultant shall be solely responsible for taxes in the nature of ordinary personal property taxes assessed against or payable by Consultant, taxes based upon Consultant’s net income or personnel, Consultant’s corporate franchise taxes and the like). Consultant shall not be entitled to participate in health or disability insurance, retirement benefits, or other welfare or pension benefits to which employees of AssetMark may be entitled.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

5.	Confidentiality and Intellectual Property.

(a) Confidential Information. “Confidential Information” means non-public information about the disclosing Party’s, its Affiliates’ or their agents’, advisors’, representatives’, consultants’ or vendors’ (collectively, “Representatives”) business or activities that is proprietary and/or confidential, which shall include, without limitation, all business, financial, technical and other information of a Party, its Affiliates or their Representatives, whether marked or designated as “confidential” or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information also includes (i) any written reports, findings, conclusions, recommendations, or reporting data and analysis prepared by Consultant and provided to AssetMark, an Affiliate or Representative under this Agreement, (ii) the names and contact information of Financial Advisors and Financial Advisory Firms that use the AssetMark Platform and (iii) any personally identifiable or any nonpublic personal information (as defined by Regulation S-P, of the Code of Federal Regulations, Title 17, Chapter II, Part 248, as it may be amended, and by any state privacy law) of current, former and prospective clients, customers and employees of AssetMark or an Affiliate and other protected persons (“Personal Information”).

Each Party agrees that it shall (i) not disclose to any third party or use any Confidential Information disclosed to it except as expressly permitted in this Agreement, and (ii) take all reasonable measures to maintain the confidentiality of all Confidential Information of a Disclosing Party in its possession or control, which shall not be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance and shall not be less than the standard of care imposed by state and federal laws and regulations relating to the protection of such information.

Confidential Information shall not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and to the receiving party’s knowledge without breach of a nondisclosure obligation, (iii) the receiving party knew prior to receiving such information from the disclosing party, or (iv) the receiving party develops independently.

The receiving Party shall, at any time upon the disclosing Party’s written request, return or destroy the Confidential Information. Notwithstanding the foregoing, a receiving Party may keep a copy of the other Party’s Confidential Information if advised by counsel in writing that such destruction or return is prohibited by law, for the purpose of defending or maintaining any litigation, including any administrative proceeding, relating to this Agreement. Upon the request of the disclosing Party, the receiving Party shall confirm in writing the return or destruction of the Confidential Information. Any Confidential Information that a receiving party does not believe can reasonably be destroyed or returned (such as oral communications, a firm’s electronic mail back-up records, back-up server tapes and any similar such automated record-keeping or other retention systems), need not be destroyed, but shall remain subject to the terms of this Agreement. Return or destruction of Confidential Information shall not affect the receiving Party’s obligations under this Agreement. The provisions of this paragraph shall not apply to Confidential Information of Consultant contained in the Work Product, Pre-Existing Work, or Services, which AssetMark may retain in perpetuity.

That portion of Confidential Information that is comprised of Personal Information, trade secrets or computer source code shall be subject to these provisions in perpetuity. All other Confidential Information shall be subject to these confidentiality obligations for seven (7) years after the termination or expiration of the SOW applicable to Services prompting the disclosures of the Confidential Information.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

(b) Intellectual Property. “AssetMark Intellectual Property” shall include, but shall not be limited to, the Work Product produced by the Services pursuant to this Agreement, AssetMark’s name, logo and trademarks and service marks, AssetMark’s marketing plans and all other materials, software, website design, specifications, and other intellectual property of AssetMark. AssetMark grants Consultant a non-exclusive, non-transferable, terminable at-will, non-sublicensable license to use the AssetMark Intellectual Property solely for AssetMark’s benefit in connection with the Services. Upon written notice from AssetMark or on expiration of this Agreement or termination of this Agreement for any reason, the foregoing license shall terminate. Each Party agrees that it shall (i) not use the other Party’s Intellectual Property for any purpose but pursuant to this Agreement, and (ii) take all reasonable measures to maintain and protect the other Party’s Intellectual Property.

(c) Equitable relief. Each Party acknowledges that money damages would not be a sufficient remedy for any breach of the Confidentiality or Intellectual Property provisions of this Agreement by it, its Affiliates or its Representatives. Accordingly, each Party agrees that in the event it is determined by a court of competent jurisdiction that there has been a breach or threatened breach of the Confidentiality or Intellectual Property provisions, the other Party, in addition to any other remedies at law or in equity that it may have, shall be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief or specific performance or both. A Party shall notify the other Party in writing immediately upon learning of the occurrence or threatened occurrence of any such unauthorized release Confidential Information or Intellectual Property or breach Confidentiality or Intellectual Property provisions of this Agreement. Except for the misappropriation or unauthorized use of a Party’s intellectual property, neither Party shall be entitled to any special, consequential, indirect, punitive or exemplary damages, including loss of profits, as a result of any breach of the Confidentiality or Intellectual Property provisions of this Agreement by the other Party, its Affiliates or its Representatives, regardless of whether a claim is asserted under contract, tort or other theory.

6.	Indemnification.

Consultant shall defend, indemnify, and hold harmless AssetMark, Assetmark affiliates, and their directors, officers, agents, employees, subsidiaries and successors in interest from and against any claim, action, proceeding, liability, loss, damage, fine, sanction, cost, or expense, including, without limitation, attorneys’ fees, experts’ fees and court costs, arising out of (i) Consultant’s failure to comply with applicable laws and regulations in its performance of the Services; (ii) Consultant’s gross negligence or willful misconduct; or (iii) any claim by a third party that AssetMark’s authorized use of the Services, Work Product, or Pre-Existing Work (collectively, the “Indemnified Items”) infringes that third party’s intellectual property rights (collectively, “Claim(s)”), including the payment of all amounts that a court or arbitrator awards or that Consultant agrees to in settlement of any Claim(s) as well as any and all reasonable expenses or charges as they are incurred by AssetMark or any other party indemnified under this Section in cooperating in the defense of any Claim(s). AssetMark shall: (i) give Consultant prompt written notice of such Claim; and (ii) allow Consultant to control, and fully cooperate with Consultant in, the defense and all related negotiations. Consultant shall not enter into any stipulated judgment or settlement that purports to bind AssetMark without AssetMark’s express written authorization, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Consultant shall have no indemnity obligation for infringement claims arising from (i) use of the Indemnified Items in excess of the rights granted hereunder; (ii) use of the Indemnified Items in combination with software and/or hardware that is not approved or provided by Consultant or contemplated under the relevant SOW; or (iii) AssetMark’s failure to implement an update or enhancement to the Indemnified Items, provided Consultant provides the update or enhancement at no charge and provides

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

AssetMark with notice that implementing the update or enhancement would avoid the infringement. If an Indemnified Item becomes or is likely to become the subject of an infringement claim, then, in addition to defending the claim and paying any damages and attorneys’ fees as required above, Consultant shall, at its option and in its sole discretion, either (a) immediately replace or modify the Indemnified Item, without loss of material functionality or performance, to make it non-infringing or (b) immediately procure for AssetMark the right to continue using the Indemnified Item pursuant to this Agreement. Any costs associated with implementing either of the above alternatives will be borne by Consultant. If Consultant fails to provide one of the foregoing remedies within forty-five (45) days of notice of the claim, Consultant shall refund to AssetMark all sums paid by AssetMark for the infringing Indemnified Item, prorated over three years from the date of delivery of the Indemnified Item.

7.	Warranties.

Consultant represents and warrants that (i) it has full power, capacity and authority to enter into and perform this Agreement and to make the grants of rights contained in Section 3(c), and Consultant’s performance of this Agreement does not violate or conflict with any agreement to which Consultant is a party; (ii) the Services will be performed in a professional manner consistent with the level of care, skill, practice and judgment exercised by other professionals in performing Services of a similar nature under similar circumstances by personnel with requisite skills, qualifications and licenses needed to carry out the work; (iii) all Services and Deliverables will materially conform to the Specifications for a period of one (1) year from Acceptance; (iv) to the best of Consultant’s knowledge, AssetMark’s permitted use of the Indemnified Items will not infringe the Intellectual Property Rights of any third party; (v) there is no pending or threatened litigation that would have a material adverse impact on its performance of this Agreement; and (vi) it will use industry best practices to prevent the introduction of any viruses, worms, or other harmful or destructive code into the Services, Deliverables, and AssetMark’s systems.

8.	Limitation of Liability.

EXCEPT FOR CONSULTANT’S INDEMNITY OBLIGATION IN SECTION 6 (INDEMNIFICATION), COMPANY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, COMPANY’S VIOLATION OF APPLICABLE LAW, OR EITHER PARTY’S BREACH OF SECTION 5 (CONFIDENTIALITY AND INTELLECTUAL PROPERTY), (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES, AND (B) EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) WILL NOT EXCEED THE TOTAL FEES PAID HEREUNDER BY ASSETMARK TO CONSULTANT DURING THE TWELVE MONTHS PRECEDING THE INITIAL EVENT GIVING RISE TO SUCH LIABILITY.

9.	Dispute Resolution.

(a) Mediation and Arbitration. Any controversy, dispute, claim or controversy between AssetMark and Consultant arising out of or relating to this Agreement, including but not limited to the breach, termination, enforcement, interpretation or validity of this Agreement and the scope and applicability of this Agreement to arbitration, shall be submitted first to non-binding mediation. If such mediation is not successful within a reasonable period of time, the Parties agree that such dispute, claim or controversy shall be resolved by binding arbitration by three arbitrators in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

Except as may be required by law, neither Party nor an arbitrator may disclose the existence, content, status or results of any arbitration hereunder without the prior written consent of both Parties. The procedures specified in this Agreement shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement or any Service Agreement hereunder except as otherwise provided below. Despite any action authorized below, the parties will continue to participate in good faith in the procedures specified in this section.

(b) Exceptions. These provisions shall not be construed to prevent a Party from instituting, and a Party is specifically authorized to initiate, (a) formal legal proceedings at any time to obtain or preserve a superior position (or maintain parity) with respect to other creditors, to include the other Party in a third party action in which indemnification may be sought pursuant to this Agreement, or to seek temporary equitable relief to protect a Party’s Confidential Information, or (b) arbitration as described above to avoid the expiration of any applicable limitations of actions or other period.

(c) Predispute binding agreement to arbitrate. This Agreement contains a predispute binding agreement to arbitrate all disputes on an individual, non-class basis. All individuals and entities bound by this Agreement agree that this Agreement affects interstate commerce, so that the Federal Arbitration Act and federal arbitration law apply, notwithstanding any choice of law provision in this Agreement or the custody agreement related to an Account. By entering into this Agreement, with its arbitration provision, the Parties to this Agreement agree as follows:

(i) All Parties to this Agreement are giving up the right to sue each other in court, including waiver of the right to a trial by jury or judge, except as provided by the rules of the designated arbitration forum in which a claim is to be filed, and except as set forth below regarding claims tendered to small claims court.

(ii) Arbitration awards are generally final and binding; a Party’s ability to have a court review, reverse or modify an arbitration award is very limited.

(iii) The ability of the Parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(iv) An arbitrator does not have to explain the reason(s) for their award in the same manner as a court.

(v) An arbitrator may or may not be currently or formerly affiliated with the securities industry.

(vi) The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court. The Parties agree that applicable time limits for bringing any claim will be those that apply to the specific federal or state law claims brought by a Party.

(vii) The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into the Agreement.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

(viii) Any controversy, claim or dispute arising out of, or relating to, this Agreement, including but not limited to any controversy, claim or dispute arising out of or related to the breach, termination, enforcement, interpretation or validity or enforceability of this Agreement and the scope and applicability of this agreement to arbitrate or any aspect thereof, shall be resolved by arbitration before the Judicial Arbitration and Mediation Service (“JAMS”).

(ix) The arbitration shall be administered by JAMS pursuant to the JAMS Comprehensive Arbitration Rules and Procedures, shall be held before one arbitrator who shall be a retired judicial officer and shall take place in the city of AssetMark’s location or such other location designated by AssetMark.

(x) Class Action Waiver. All disputes will be adjudicated only on an individual basis and not in a class or representative action or as a member of a class, mass, consolidated or representative action, irrespective of the forum in which they are heard. Any claim asserted by a Party shall not be joined, for any purpose, with the claim or claims of any other person or entity, unless all Parties specifically agree to joinder of individual actions. If a court or arbitrator determines in an action between the Parties that this waiver is unenforceable, the Parties’ agreement to arbitrate will be void for purposes of that particular action. The Parties do not consent to class arbitration.

(xi) The arbitration shall be final and binding, and judgment on the award may be entered in any court having jurisdiction. The Parties understand that by agreeing to arbitration, they are waiving all rights to seek remedies in court and waiving any procedural mechanisms that may be available in court. Nothing in this Agreement will be read to eliminate or abridge any substantive legal right (as opposed to a procedural right, mechanism or forum) that the parties may have under federal or state law.

(xii) An arbitrator may award on an individual basis any relief that would be available in a court, including declaratory or injunctive relief and attorneys’ fees where provided for by statute or law, except that, unless prohibited by applicable law, the Parties agree not to pursue any claim for punitive damages. In addition, for claims where less than $75,000.00 is in dispute, and as to which the Client provided notice and negotiated in good faith prior to initiating arbitration, if the arbitrator finds that the Client is the prevailing party in the arbitration, the Client will be entitled to a recovery of attorneys’ fees and costs. Except for claims determined to be frivolous, AssetMark agrees not to seek an award of attorneys’ fees in arbitration of any individual claim where less than $75,000.00 is in dispute, even if an award is otherwise available under applicable law.

(xiii) If a claim qualifies, a Party may choose to pursue its claim by initiating individual proceedings in small claims court. This is an alternative to arbitration for only those cases that qualify under the rules of the small claims court.

(xiv) For claims where less than $75,000 is in dispute, AssetMark will pay all arbitrator fees. For claims where more than $75,000 is in dispute, the payment of filing, administration and arbitrator fees will be governed by the JAMS Comprehensive Arbitration Rules and Procedures.

(xv) Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, status or results of any arbitration hereunder without the prior written consent of the other parties in the arbitration.

(xvi) This section and agreement to arbitrate shall survive termination of this Agreement.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

10.	Miscellaneous Provisions

(a) No publicity. Consultant agrees that, unless required by law, (i) no press release, acknowledgment or other information concerning the Agreement and the Services provided hereunder shall be made public by Consultant without the prior written agreement of AssetMark, and (ii) Consultant shall not identify AssetMark or its Affiliates as a customer, nor shall Consultant use AssetMark’s or an AssetMark Affiliate’s name, photographs, logo, trademark, or other identifying characteristics without AssetMark’s prior written approval.

(b) Notices. Any notice or report to be given to a Party under this Agreement may be delivered in person, by Registered or Certified Mail, Return Receipt Requested, postage prepaid or by nationally recognized courier service to the address listed in the applicable SOW or at such other address that a Party may designate in writing. Notices and reports may also be delivered electronically, provided receipt is confirmed by the receiving Party. Each Party agrees to notify the other immediately in writing of any claims, demands or actions having any bearing on this Agreement. Any notice to AssetMark must also include a notice to General Counsel, AssetMark, 1655 Grant St, 10th Floor, Concord, CA.

(d) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of California and the rights and obligations of the Parties hereto shall be governed by and construed in accordance with such laws, without regard to conflicts of law principles thereof.

(c) No Waiver. The failure of either Party at any time to require performance by the other Party of any provision hereof shall not be taken or held as a waiver of the provision itself.

(e) No Assignment. Consultant may not assign, transfer, delegate, or subcontract its rights or obligations under this Agreement without the prior written consent of AssetMark. In the event AssetMark consents to Consultant’s use of a subcontractor, Consultant will ensure the subcontractor complies with all relevant terms of this Agreement. Any breach by the subcontractor will constitute a breach by Consultant. No contract between Consultant and a subcontractor will purport to bind AssetMark.

(f) Entire Agreement. This MSA and the related SOW represent the entire agreement between the Parties with respect to the subject hereof and shall supersede any prior agreements or understandings, whether written or oral, between the Parties with respect to such subject matter.

(g) Amendment. This Agreement, including any change in the Services or provisions of the SOW, may be amended only by a written agreement, consented to by the Parties.

(h) Severability. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision or provisions held to be invalid or unenforceable.

(k) Survival. All provisions of this Agreement which, by their nature, are intended to survive the expiration or termination of this Agreement, shall survive and remain in full force and effect. In particular, the following Sections shall survive any termination or expiration of this Agreement: 3(c) and 5 though 10.

(i) Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of the Agreement.

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

(j) Counterparts. This Agreement may be executed in counterparts each of which, when so executed, shall be deemed to be an original. Such counterparts together shall constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and such signatures shall be binding to the same extent as if original signatures were exchanged.

(Signatures are on Next Page)

AssetMark Master Consulting Agreement

Effective May 2015

AssetMark Consultant Master Services Agreement

With Statement of Work

Agreed and accepted:

This Master Services Agreement is effective as of April 18, 2017, (“Effective Date” or “MSA Effective Date”) and is between the AssetMark Affiliate identified below (“AssetMark”) and the individual or entity below (“Consultant”).

By Consultant (Incedo Inc.)

By:	/s/ Rena Nigam

Name and title of person signing: Rena Nigam, President – Global Solutions & Services

Name and address of Consultant and whether Consultant is an individual or entity and, if entity, the type and state, e.g., California corporation”: Entity incorporated in Delaware with headquarters at 2350 Mission College Blvd, Suite# 246, Santa Clara, CA 95054

By AssetMark:

By:	/s/ Mukesh Mehta

Name and title of person signing: Mukesh Mehta, CIO

Check one:

☑ AssetMark, Inc.

1655 Grant St, 10th Floor,

Concord, CA 94520

☐ AssetMark Trust Company

3200 N Central Ave, seventh floor

Phoenix, AZ 85012-2426

AssetMark Master Consulting Agreement

Effective May 2015